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                                                                    EXHIBIT 99.1


                                             Investor Contact: Michael E. Conley
                                                                  (972) 443-6557

                                                   Media Contact: Sean S. Clancy
                                                                  (972) 443-6546

FOR IMMEDIATE RELEASE


                  FLOWSERVE ANNOUNCES OFFERING OF COMMON STOCK


DALLAS - April 3, 2002 - Flowserve Corp. (NYSE: FLS) today announced it has commenced a public offering of common stock. The company plans to issue 8.0 million shares of common stock, or 9.2 million shares if the underwriters fully exercise the over-allotment option granted to them by the company.

The company plans to use the net proceeds of the offering to fund a portion of the purchase price associated with the company's pending acquisition of Invensys plc's flow control division, which was announced on March 22, 2002. In the event the company does not complete this pending acquisition under the definitive purchase agreement, the net proceeds of the offering will be used to repay outstanding indebtedness under the company's existing senior credit facilities.

The joint lead bookrunning managers of the offering are Credit Suisse First Boston and Merrill Lynch & Co. The co-managers of the offering are Banc of America Securities and Bear, Stearns & Co. Inc.

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 A shelf registration statement with respect to these securities has been declared effective by the Securities and Exchange Commission. A preliminary prospectus supplement with respect to the proposed offering has been filed with the SEC.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from Credit Suisse First Boston Corporation, Eleven Madison Avenue, Prospectus Department, New York, NY 10010-3629, (tel. 212-325-2580) and Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080.

More information about Flowserve Corp. can be obtained by visiting the company's website at www.flowserve.com.

Flowserve Corp. is one of the world's leading providers of industrial flow management services. Operating in 30 countries, the company produces engineered and industrial pumps for the process industries, precision mechanical seals, automated and manual quarter-turn valves, control valves and valve actuators, and provides a range of related flow management services.

SAFE HARBOR STATEMENT: This news release contains various forward-looking statements and includes assumptions about Flowserve's future market conditions, operations and results. These statements are based on current expectations and are subject to significant risks and uncertainties. They are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the many factors that could cause actual results to differ materially from the forward-looking statements are: material adverse events

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in the national financial markets; changes in the already competitive environment for the company's products or competitors' responses to Flowserve's strategies; the company's ability to integrate past and future acquisitions into its management operations; political risks, military actions or trade embargoes affecting important country markets; the health of the company's various customer industries, including the petroleum, chemical, power and water industries; economic turmoil in areas outside the United States; global economic growth; unanticipated difficulties or costs associated with new systems, including software; and the recognition of significant expenses associated with adjustments to realign the company's facilities and other capabilities with its strategies and business conditions, including, without limitation, expenses incurred in restructuring the company's operations and the cost of financing, including increases in interest costs.

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